Exhibit 21.1

SUBSIDIARIES OF PTC Inc.

Name	Jurisdiction
Atego Group Ltd.	United Kingdom
Atego Systems Ltd.	United Kingdom
ColdLight Solutions, LLC	Delaware
CV Holding (Mauritius) Ltd.	Mauritius
Enigma Europe B.V.	Netherlands
Parametric Holdings (Ireland) Ltd.	United Kingdom
Parametric Holdings (UK) Limited	United Kingdom
Parametric Korea Co., Ltd.	Korea
Parametric Technology (Belgium) b.v.b.a.	Belgium
Parametric Technology (C.R.) s.r.o.	Czech Republic
Parametric Technology (Denmark) A/S	Denmark
Parametric Technology (Hong Kong) Ltd.	Hong Kong
Parametric Technology (India) Private Ltd.	India
Parametric Technology (Schweiz) AG	Switzerland
Parametric Technology (Shanghai) Software Co. Ltd.	China
Parametric Technology (UK) Limited	United Kingdom
Parametric Technology Australia Pty. Limited	Australia
Parametric Technology Brasil Ltda.	Brazil
Parametric Technology Corporation (Malaysia) Sdn. Bhd.	Malaysia
Parametric Technology Espana, S.A.	Spain
Parametric Technology Europe B.V.	Netherlands
Parametric Technology Gesellschaft, m.b.H.	Austria
Parametric Technology GmbH	Germany
Parametric Technology International, Inc.	Delaware
Parametric Technology Israel Ltd.	Israel
Parametric Technology Italia S.r.l.	Italy
Parametric Technology Mexico, S.A. de C.V.	Mexico
Parametric Technology Nederland B.V.	Netherlands
Parametric Technology S.A.	France
Parametric Technology Singapore Pte. Ltd.	Singapore
Parametric Technology South Africa (Propretary) Limited	South Africa
Parametric Technology Taiwan Ltd.	Taiwan
Plugin76 AB Sweden	Sweden
Plugin76 d.o.o. R&D za razvoj softvera Subotica	Serbia
PTC (Canada) Inc.	Canada

PTC (IFSC) Limited	Ireland
PTC (SSI) dac	Ireland
PTC Benelux LLC	Delaware
PTC Eastern Europe Limited S.R.L.	Romania
PTC Holdings (Europe) B.V.	Ireland
PTC Holdings (NL) B.V.	Ireland
PTC International Limited Liability Company	Russia
PTC International, Inc.	Massachusetts
PTC Japan KK	Japan
PTC Netherlands C.V.	Netherlands
PTC Netherlands LLC	Delaware
PTC Software (India) Private Limited	India
PTC Sweden AB	Sweden
Servigistics (Shanghai) Co., Ltd.	China